Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of FLATBUSH FEDERAL BANCORP, INC. (the "Company") on Form 10-QSB for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Anthony J. Monteverdi, Chairman, President and Chief Executive Officer of the Company and John S. Lotardo, Senior Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


                                               /s/ Anthony J. Monteverdi
                                               -------------------------
                                               Anthony J. Monteverdi
                                               Chairman, President and
                                               Chief Executive Officer



                                               /s/ John S. Lotardo
                                               -------------------------
                                               John S. Lotardo
                                               Senior Vice President and
                                               Chief Financial Officer

Date: November 14, 2005
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